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                                                                       Exhibit 1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

THE NEW YORK TIMES COMPANY:


      I consent to the incorporation by reference in Registration Statement No. 33-50459 on Form S-8 of my report dated May 27, 1999, on my audit of the financial statements and supplemental schedules of the Mechanical Unions Savings Trust as of December 24, 1998, December 24, 1997 and December 31, 1996 and for years then ended, which report is included in this Annual Report on Form 11-K.


/s/ JAMES J. GARRITY CPA
--------------------------------
JAMES J. GARRITY, CPA


Norwood, Massachusetts
May 27, 1999